Homeland Security Capital Corporation (OTCBB: HOMS)
Transition Year-End-Period Fiscal 2008
Conference Call Transcript

October 1, 2008

Participants

C. Thomas McMillen, Chairman of the Board & CEO
Michael Brigante, CFO

Conrad F. Mir, Investor Relations Professional – IRG

Presentation

Operator

Greetings, ladies and gentlemen, and welcome to the Homeland Security Capital Corporation Transition Year-End-Period Fiscal 2008 Conference Call.

At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation.

If anyone should require operator assistance during the conference, please press star-zero on your telephone keypad.

As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Mr. Conrad Mir, Investor Relations Professional for Homeland Security Capital Corporation.

Thank you. You may begin.

Conrad F. Mir – Investor Relations Professional, IRG

Thank you, Jen [sp]. Good afternoon, everyone.

With us today from Homeland Security Capital Corporation's management team are the company's Chairman and CEO, Tom McMillen; Homeland Security Capital Corp.'s President, Christopher Leichtweis; and Homeland Security Capital Corp.'s CFO, Michael Brigante.

1

Before we start, I would like to remind listeners of some key points. First, during this conference call, including the question and answer session, management may make some forward-looking statements regarding future events and/or future financial performance of the company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actually those may differ materially from those contemplated by such forward-looking statements.

I refer you to the documents that Homeland Security Capital Corporation's files from time to time with the SEC, particularly the company's annual report on file, 10-K, for the fiscal year-ended July 31, 2007 filed with the SEC on October 23, 2007, including the risk factors discussed in Items 1A of that report and the risk factor discussion in Part II, Item 1A of our subsection quarterly report on Form 10-Q. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections.

The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results.

And secondly, if you do not have a copy of the Earnings Release, you may access it through the company's website, www.hscapcorp.com under the "About Homeland Security Capital Corporation" and "Investor Information" tabs.

At this time, I'd like to turn the call over to Thomas McMillen. Mr. McMillen, please go ahead.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

Conrad, thank you, and thank everyone for joining us today for our conference call to--discussing our 10-K results as was filed the other day with the Securities and Exchange Commission.

A lot of people are wondering why we're filing another 10-K so soon after our last one. And the answer to that is that we bought a company, Safety and Ecology, in March of this year, March 17th, and Safety and Ecology's own fiscal year ended June 30th.

We felt it would be less disruptive to operations, given the size of this company, that we amend our fiscal year and move our fiscal year to June 30th as well, hence, and a requirement for an abridged 10-K, which covers this transitional period of six months from January 1, 2008 to June 30, 2008. So, the answer to the question is, this is a transitional K that was necessary because we were trying to align our fiscal year with Safety and Ecology's.

We're very, very pleased to close that transaction in March because Safety and Ecology is really our platform company, moving forward, as we focus on technology-based radiological, nuclear, environmental disaster relief, and security solutions to government and commercial customers.

The highlights of this K are that we generated about $23.1 million in revenue and our consolidated net loss was a negative 259--roughly about $259,000. There were lots of derivative accounting issues having to do with the fact that, until we closed Safety and Ecology, we had some derivative accounting issues and, when we closed that deal, we were able to eliminate most of that. So, going forward, our P&L--our income statement--will be a lot cleaner and more transparent to the investor.

2

We--as a result of some of those derivative accountings, you will notice that our--that we had a one-time charge of $3.9 million from a financing that closed in March and so forth. The good news is that going forward, as I said, we'll have a much [more] cleaner financial statement to review.

I think the pertinent information--I believe the pertinent information that we would like to share with the shareholders is having to do with what our second quarter looked like, which was the first full quarter--second quarter being the quarter from April 1st, May, June--to June 30th. So, it would be from April 1st to June 30th.

So, we wanted to talk about the second quarter because it's the only quarter that really will give us the full benefit of the Safety and Ecology acquisition. In that quarter, which is part of this K, we ended up doing about $17.4 million in revenue. So, the second part of this transitional six months, we did $17.4 million of revenues out of the $23.1 million. So, as you can see, having SEC in our fold has considerably enhanced our revenue base.

The good news is that our EBITDA number for that quarter, the second quarter of this transitional six-month period, was a negative $175,348, very close, in fact, to zero, which we anticipate crossing over in subsequent quarters. The $17.4 million in revenues annualizes at about $70 million of revenue per year, which is what we consider our baseline year--our baseline revenue. That $17.4 [million] was broken up into SEC at 16.5, Nexus at 900, and Polimatrix at a zero.

Most important was that our gross profit was only about 16.6, when really our target gross profit going forward should be much higher, 21 and 22 percent.

If you looked at the components of the business, this was a rather slow quarter all the way around for our company. SEC, Safety and Ecology, was in the process of transitioning into some of their larger products--projects that some of them had not come on-line.

Nexus has been cyclically--has had cyclical decline. They only generated about $900,000 for the quarter.

And Polimatrix, despite the fact that they signed a major contract with the State of Illinois to provide portable nuclear detection devices, they did not ship any of those devices for the quarter. So, they recorded no revenue, which all those things, we believe, will change in subsequent quarters, and we'll see improved performance across the group of companies.

Of course, a lot of this has to do with the economy and the slowdown in the building markets and so forth, particularly when it comes to Nexus, but we anticipate those results will improve.

The real, I think, positive news for the second quarter of this transitional K-period is that we have booked $52.3 million in new business during this quarter. SEC had the bulk of it. They booked $50 million of new business, Nexus booked about 800, and Polimatrix booked about a million-five in new contracts. So, during this quarter, we booked over 50 million of revenue. And that's a very, very significant step for us.

So, overall, I would say that we are very pleased with the Safety and Ecology acquisition. We have some very high profile major projects that we--are turning on in this next--in this quarter that we're in, and that should be reflective in our revenues and our profits. And all of our business lines are improving as well.

3

That's a summary of this sub-K, if you would. As I said, the high points are our revenues hit 23 million. We are--excuse me--in this quarter, our revenues hit 17.4 million, but we're annualizing at about 70 million a year. We were very, very close to break-even at a negative 175,000 EBITDA. Our gross profit will increase as we move forward. And we've been very, very successful in executing on new business.

And that is a summary of where we are. And if anybody has any questions, I'll be prepared to take them.

Questions & Answers

Operator

Thank you.

Ladies and gentlemen, we will now be conducting a question and answer session. If you would like to ask a question, please press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question queue.

You may press star-two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up the handset before pressing the star keys. One moment, please, while we poll for questions.

Our first question comes from the line of Barbara Morrow [sp] with Baronet [sp]. Please proceed with your question.

Barbara Morrow - Baronet

Hi, there. Nice to talk to you.

Could you give us a little bit more color on the 50 million that you booked, over what time period will it be flowing in and whether it's on the high or low end of the growth margin part of your business, and what the business breakdown is? I--you went through it, but so fast, I couldn't quite grasp it.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

It's a good question. I'm hopeful that Chris Leichtweis is on the call, who is our--the President of Homeland Security. Is Chris on the call? I know he's been--he's actually driving to a job in Kentucky at this moment.

The $50 million is comprised--if you go through our Press Release, we just announced a contract yesterday--on Friday--it was 25 million. But, our part of that was only 45 percent. We had a number of projects that we have signed on, and the margins on all those projects are north of 20 percent. So, we believe that our gross margins are holding.

4

The two biggest--one were the--and again I have to be careful here because some of these things we cannot disclose the customer for sometimes governmental reasons. But, there are two projects--two very sizeable projects in that mix that comprise most of that 50 million.

Barbara Morrow - Baronet

Which part of your business are they in?

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

They--I'll--they're all in the Safety and Ecology business--in our environmental remediation business.

If you look over our Press Releases over the last couple--three weeks, you will see pretty detailed Press Releases on most of these. In some cases, we cannot disclose the customer because of the sensitivity--.

Barbara Morrow - Baronet

--Okay--.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

--Of the jobs that we're working on.

Barbara Morrow - Baronet

I'm try to get the--like, if it's nuclear detection, or chemical, or--.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

--No, it's--.

Barbara Morrow - Baronet

--Biological.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

--Mostly remediation work. We're doing--.

Barbara Morrow - Baronet

--Okay--.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

--Commissioning and those kinds of jobs.

Barbara Morrow - Baronet

Okay.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

But, it is not the equipment sales.

As I said, we--the new business booked since July 1st, 50 million of it was Safety and Ecology, which mostly decommissioning and those kinds of things and remediation contracts. So, the bulk of the $52.3 [million] was Safety and Ecology.

5

Barbara Morrow - Baronet

Okay. And over what period of time will these--.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

--Okay--.

Barbara Morrow - Baronet

--Flow?

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

I'm sorry. I didn't answer the second part. Most of this will run out over two to--two and a half to three years.

Barbara Morrow - Baronet

And what proportion is government and what proportion is non-government?

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

All of this is government. We ended up--.

Barbara Morrow - Baronet

--Okay.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

And the good thing about this, these are all firm projects that have been funded. These are not projects that need funding. In other words, they're all funded projects, going forward. So, this is pretty much guaranteed--this is guaranteed business that will roll in over the next two, two and a half to three years.

Barbara Morrow - Baronet

Thank you.

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

Yes, thank you.

Operator

Thank you. Once again, ladies and gentlemen, if you'd like to ask a question, please press star-one on your telephone keypad.

As a reminder, if you are using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

Gentlemen, it appears there are no further questions. Do you have any closing comments?

C. Thomas McMillen – Homeland Security Capital Corporation, Chairman & CEO

I would just like to make one follow-up comment on the question that was asked. That was--that's all new backlog that's on top of our existing backlog. So, this new backlog is all additive business, which we're very pleased.

6

If we could duplicate this every quarter, we'd be very, very, very excited. As I said, this is a very--this is a transitional K. We have, as I said, really built, I think, off of our platform company, a solid foundation to move the company forward.

As I--we're annualizing about $70 million in revenue. We expect good profitability, going forward, out of this new big--new-booked business. And we're also looking at a number of acquisitions, we hope, that could augment our organic growth that we are experiencing.

Again, thank you all for coming to this call.

Operator

Thank you. Ladies and gentlemen, this concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

About Homeland Security Capital Corporation

HSCC is an international provider of specialized technology-based radiological, nuclear, environmental, disaster relief, and security solutions to government and commercial customers through its portfolio companies. Former Maryland Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland, heads the company.

About HSCC Subsidiary Companies:

Safety and Ecology Corporation (SEC) is a rapidly growing environmental services company in the U.S., providing services nationally, in Europe and the Caribbean. The Company specializes in the removal and remediation of hazardous nuclear materials for the U.S. Department of Energy, U.S. Department of Defense, and other federal agencies. SEC also provides advanced environmental services for private industry across the country and internationally. Since its founding in 1991, SEC has grown approximately 30 percent per year, and has emerged as a technology innovator with more than 420 personnel worldwide and with annual revenues of more than $55 million. For more information on SEC, please visit us: www.sec-tn.com.

For more information about Homeland Security Capital Corporation, or to be added to our e-mail distribution list, please visit www.hscapcorp.com.

Forward-Looking Statement

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events, or developments, are forward-looking statements. Although Homeland Security Capital Corporation believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

7